SECOND AMENDMENT TO

REVOLVING CREDIT AND TERM LOAN AGREEMENT

        THIS SECOND AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Second Amendment”) dated as of April 30 2003, by and among RUBY TUESDAY, INC., a Georgia corporation (the “Borrower”), each of the financial institutions listed on the signature pages hereto (the “Lenders”), SUNTRUST BANK, in its capacity as the existing administrative agent for the Lenders under the Loan Agreement (as hereinafter defined) (in such capacity the “Existing Administrative Agent”) and in its capacity as Syndication Agent, and BANK OF AMERICA, N.A., in its capacity as the successor administrative agent for the Lenders under the Loan Agreement (the “Successor Administrative Agent”).

        W I T N E S S E T H:

        WHEREAS, the Borrower, the Lenders and the Existing Administrative Agent have entered into that certain Revolving Credit and Term Loan Agreement dated as of July 26, 2002 (as amended, supplemented or otherwise modified, the “Loan Agreement”); and

        WHEREAS, the Borrower, the Lenders, the Existing Administrative Agent and the Successor Administrative Agent have agreed to modify the Loan Agreement as set forth herein.

        NOW, THEREFORE, for and in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

    1.        Amendment to Introductory Paragraph of Loan Agreement. The introductory paragraph of the Loan Agreement is hereby amended in its entirety so that such paragraph now reads as follows:

THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Agreement”) is made and entered into as of July 26, 2002, as amended as of March 31, 2003 and April 30, 2003, by and among RUBY TUESDAY, INC., a Georgia corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (the “Lenders”), BANK OF AMERICA, N.A., in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”), as Issuing Bank (the “Issuing Bank”), and as Swingline Lender (the “Swingline Lender”) and SUNTRUST BANK, as Syndication Agent.

    2.        Amendment to Section 2.23 of the Loan Agreement. Section 2.23(j) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

    “(j)        Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.”

    3.        Amendment to Section 9.7 of the Loan Agreement. Section 9.7 of the Loan Agreement is hereby amended as follows:

    (a)        The first sentence of Section 9.7(a) is hereby amended by adding the following proviso at the end thereof: “; provided, that any such resignation by the Administrative Agent shall also constitute its resignation as Issuing Bank and Swingline Lender.”

           (b)        The first sentence of Section 9.7(b) is hereby deleted in its entirety and replaced with the following:

“Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, Issuing Bank and Swingline Lender, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, and the retiring Issuing Bank’s and Swingline Lender’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Bank or Swingline Lender or any other Lender, other than the obligations of the successor Issuing Bank to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.”

    4.        Amendment to Section 10.1(a) of the Loan Agreement. Section 10.1(a) of the Loan Agreement is hereby amended by replacing the names and addresses of the Administrative Agent, the Issuing Bank and the Swingline Lender with the following names and addresses:

To the Administrative Agent:	Borrowings and Paydowns:
Bank of America, N.A.
Credit Services Department
Jon Herringdine
101 N. Tryon Street
Charlotte, NC 28255-0001
Phone: 704-386-2881
Fax: 704-409-0355

Financial Reports and Bank Group Information:
Bank of America, N.A.
Commercial Agency Management
Laura Schmuck, Agency Officer
231 S. LaSalle St.
Chicago, IL 60697
Phone: 312-828-3935
Fax: 877-206-8427

In either case, with a copy to:	Bank of America, N.A.
550 W. Main Avenue
Suite 800
Knoxville, TN 37902
Attention: John M. Hall
Fax: 865-546-2865

    5.        Addition of Section 10.13 to the Loan Agreement. The following Section 10.13 is hereby added to the Loan Agreement following Section 10.12:

Section 10.13 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. For the purposes of this Section 10.13 “Debtor Relief Law” shall mean the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

    6.        Resignation and Appointment. (a) SunTrust Bank hereby resigns as Administrative Agent, Issuing Bank and Swingline Lender, (b) the Borrower and the Required Lenders hereby appoint Bank of America, N.A. as successor Administrative Agent, Issuing Bank and Swingline Lender, (c) Bank of America, N.A. hereby accepts such appointment as Administrative Agent, Issuing Lender and Swingline Lender and (d) all references in the Loan Agreement and the Loan Documents (as defined in the Loan Agreement) to “SunTrust Bank” (in its capacity as Administrative Agent, Issuing Bank or Swingline Lender) shall refer to “Bank of America, N.A.”.

    7.        Effectiveness. This Second Amendment shall become effective as of the date first above written (the “Effective Date”) when this Second Amendment shall have been executed and delivered by the Borrower, the Required Lenders, the Existing Administrative Agent and the Successor Administrative Agent.

    8.        Representations and Warranties of Borrower. Borrower, without limiting the representations and warranties provided in the Loan Agreement, represents and warrants to the Lenders and the Administrative Agent as follows:

    1.        The execution, delivery and performance by Borrower of this Second Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regu1ations, any judgment, order or ruling of any court or Governmental Authority (as defined in the Loan Agreement), the articles of incorporation or by-laws of the Borrower or any indenture, material agreement or other material instrument to which Borrower is a party or by which Borrower or any of its properties is bound or (b) be in conflict with, result in a default under, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

2. This Second Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

3. No Default or Event of Default has occurred and is continuing as of the Effective Date.

    9.        Survival. Each of the foregoing representations and warranties shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of the Borrower under the Loan Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the representations and warranties made under the Loan Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Second Amendment or any investigation by the Lenders or the Successor Administrative Agent.

    10.        No Waiver, Etc. The Borrower hereby agrees that nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default, whether known or unknown, which may exist under the Loan Agreement. The Borrower hereby further agrees that no action, inaction or agreement by the Lenders, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Loan Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Loan Agreement or any portion thereof; or any other matter relating to the Loan Documents (as defined in the Loan Agreement) shall require or imply any future indulgence, waiver, or agreement by the Lenders. In addition, the Borrower acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against any Lender with regard to any of the obligations due under the terms of the Loan Agreement as of the date of this Second Amendment.

    11.        Ratification of Loan Agreement. Except as expressly amended herein, all terms, covenants and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Loan Agreement as amended herein. All future references to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

    12.        Binding Nature. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

    13.        Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses of the Successor Administrative Agent in connection with the preparation, execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Successor Administrative Agent with respect thereto and with respect to advising the Successor Administrative Agent as to its rights and responsibilities hereunder and thereunder. In addition, the Successor Administrative Agent shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Successor Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

    14.        Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

    15.        Entire Understanding. This Second Amendment sets forth the entire understanding of the parties with respect to the matters set-forth herein, and shall supersede any prior negotiations or agreements whether written or oral, with respect thereto.

    16.        Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

RUBY TUESDAY, INC BY: /s/Marguerite N. Duffy Title: Senior Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., in its capacity as Successor Servicer BY: /s/ Michael Brasher Title:

BANK OF AMERICA, N.A., in its capacity as a Participant BY: /s/John M. Hall Title: Senior Vice President

SUNTRUST BANK, in its capacity as Existing Servicer BY: /s/Charles J. Johnson Title: Director

SUNTRUST BANK, in its capacity as Syndication Agent and as a Participant BY: /s/Charles J. Johnson Title: Managing Director
Fleet National Bank BY: /s/Robert Macelhiney Title: Director
U.S. Bank National Association BY: /s/Russell Rodgers Title: Vice President
WACHOVIA BANK, NATIONAL ASSOCIATION BY: /s/William F. Fox Title:
SOUTHTRUST BANK BY: /s/BRADFORD VIENA Title: Associate Vice President

AMSOUTH BANK BY: Michael Baker Title: Senior Vice President

CONSENT

        This Consent (this “Consent”), dated as of April 30, 2003, is delivered in connection with the Second Amendment to Revolving Credit and Term Loan Agreement, dated as of the date hereof (“Second Amendment”), by and among RUBY TUESDAY, INC. a Georgia corporation (the “Borrower”), the various financial institutions from time to time parties hereto (the “Lenders”), SUNTRUST BANK, in its capacity as the existing administrative agent for the Lenders (in such capacity the “Existing Administrative Agent”) and in its capacity as Syndication Agent, and Bank of America, N.A. in its capacity as the successor administrative agent for the Lenders (in such capacity, the “Successor Administrative Agent”). Unless otherwise defined, terms used herein have the meanings provided in the Loan Agreement (as defined in the Second Amendment) as amended by the Second Amendment (such agreement, as so amended, being the “Amended Loan Agreement”).

        Each of the undersigned, as a party to the Subsidiary Guaranty Agreement, hereby acknowledges and consents to the execution and delivery of the Second Amendment, and hereby confirms and agrees that the Subsidiary Guaranty Agreement is, and shall continue to be, in full force and effect, and hereby ratifies and confirms in all respects its obligations thereunder, except that, upon the effectiveness of, and on and after the date of, the Second Amendment, all references in the Subsidiary Guaranty Agreement to the “Credit Agreement,” “thereunder,” “thereof” or words of like import shall mean the Amended Loan Agreement.

        This Consent may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument.

RUBY TUESDAY, LLC BY: /s/ Daniel T. Cronk Title: Vice President
RTBD, INC. BY: /s/ Daniel T. Cronk Title: Vice President